Exhibit 10.2

THE MACERICH COMPANY

AMENDED AND RESTATED CASH BONUS/RESTRICTED
STOCK/STOCK UNIT AND LTIP UNIT AWARD PROGRAM

UNDER THE 2003 EQUITY INCENTIVE PLAN

(March 6, 2009)

THE MACERICH COMPANY

AMENDED AND RESTATED CASH BONUS/RESTRICTED STOCK/STOCK UNIT AND LTIP UNIT AWARD PROGRAM UNDER THE 2003 EQUITY INCENTIVE PLAN

THE MACERICH COMPANY

AMENDED AND RESTATED CASH BONUS/RESTRICTED STOCK/STOCK UNIT AND LTIP UNIT AWARD PROGRAM UNDER
THE 2003 EQUITY INCENTIVE PLAN

ARTICLE I
TITLE, PURPOSE AND AUTHORIZED SHARES

1.1          TITLE

This Program shall be known as The Macerich Company Amended and Restated Cash Bonus/Restricted Stock/Stock Unit and LTIP Unit Award Program under the 2003 Equity Incentive Plan, as it may be amended from time to time.

1.2          PURPOSE

The purpose of this Program is to promote the success of the Company and the interest of its stockholders by providing an additional means to attract, motivate, retain and reward key employees, including officers, by providing an opportunity to convert cash bonus opportunities into Restricted Stock/Stock Units and/or LTIP Units, enhancing compensation deferral opportunities and offering additional incentives to increase stock ownership in the Company.

1.3          SHARES

The aggregate number of shares of Common Stock issuable under this Program shall be charged against and subject to the limits on the available shares under the Plan.

ARTICLE II
DEFINITIONS

Whenever the following terms are used in this Program they shall have the meaning specified below unless the context clearly indicates to the contrary.  Capitalized terms not otherwise defined shall have the meaning assigned to such terms in the Plan.

2.1          BONUS ELECTION DATE means, for a Cash Bonus with respect to a Year, June 30 of such Year.

2.2          BONUS PAYMENT DATE means the date designated by the Committee between January 1 and March 15 of each Year on which the Cash Bonus with respect to the prior Year is or would otherwise be received by the Participant.

2.3          CASH BONUS means an incentive award granted by the Committee, whether or not under the terms of the Plan, that but for elections under this Program would be paid solely in cash.

2.4          COMMON STOCK means shares of the Company’s common stock, par value $0.01 per share, either currently existing or authorized hereafter.

2.5          COMMON UNITS means the common partnership units of the Partnership.

2.6          CONVERSION AMOUNT means the dollar equivalent of the Cash Bonus elected by the Participant to be converted to a Restricted Stock, Stock Unit and/or LTIP Unit Award under this Program.

2.7          EFFECTIVE DATE means, with respect to this amended and restated Program, March 6, 2009.  Awards of Restricted Stock, Stock Units and/or LTIP Units may be granted under this amended and restated Program with respect to any Bonus Payment Date occurring on or after such Effective Date, including any such Bonus Payment Date for a Cash Bonus with respect to calendar year 2008.

2.8          ELIGIBLE EMPLOYEE means, with respect to any Year, any officer or key employee of the Company or a Subsidiary who has been designated by the Committee as potentially eligible to receive a Restricted Stock, Stock Unit and/or LTIP Unit Award under this Program for such Year.

2.9          LTIP UNITS means units of limited partnership interest of the Partnership designated as “LTIP Units” in the Partnership Agreement awarded under the Plan, having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption set forth in the Partnership Agreement.

2.10        LTIP UNIT AWARD means an award of LTIP Units granted by the Committee under the Plan based on the Conversion Amount.

2.11        LTIP UNIT AWARD AGREEMENT means an agreement evidencing a LTIP Unit Award approved by the Committee as it may be revised from time to time.

2.12        PARTICIPANT means any Eligible Employee who has delivered to the Company an election agreement electing to participate in the Program.

2.13        PARTNERSHIP means The Macerich Partnership, L.P.

2.14        PLAN means The Macerich Company 2003 Equity Incentive Plan, as it may be amended from time to time.

2.15        PROGRAM means this The Macerich Company Amended and Restated Cash Bonus/Restricted Stock/Stock Unit and LTIP Unit Award Program under the 2003 Equity Incentive Plan, as from time to time amended.

2.16        RESTRICTED STOCK means shares of Common Stock awarded to a Participant pursuant to Article IV of the Plan.

2.17        RESTRICTED STOCK AWARD means an award of Restricted Stock granted by the Committee under the Plan based on the Conversion Amount.

2.18        RESTRICTED STOCK AWARD AGREEMENT means an agreement evidencing a Restricted Stock Award approved by the Committee as it may be revised from time to time.

2.19        STOCK UNIT means a non-voting unit of measurement which is deemed solely for bookkeeping purposes to be equivalent to one outstanding share of Common Stock (subject to adjustment) awarded to a Participant pursuant to Article IV of the Plan.

2.20        STOCK UNIT AWARD means an award of Stock Units granted by the Committee under the Plan based on the Conversion Amount.

2.21        STOCK UNIT AWARD AGREEMENT means an agreement evidencing a Stock Unit Award approved by the Committee as it may be revised from time to time.

2.22        STOCK UNIT ACCOUNT means the bookkeeping account maintained by the Company on behalf of each Participant which is credited with Stock Units calculated in accordance with Section 4.4.

2.23        YEAR means the applicable calendar year.

ARTICLE III
PARTICIPATION

Each Eligible Employee designated by the Committee for any Year may elect in advance to receive all or part (in increments and on forms authorized by the Committee) of any Cash Bonus with respect to such Year that may be granted in the future in the form of Restricted Stock, Stock Units and/or LTIP Units to the extent provided in Article IV.

ARTICLE IV
RESTRICTED STOCK, STOCK UNIT, LTIP UNIT OR CASH ELECTIONS

4.1          TIME AND TYPES OF ELECTIONS

On or before the relevant Bonus Election Date for a Year, each Eligible Employee may make an irrevocable election to receive a percentage of the Cash Bonus that may be granted to the Eligible Employee with respect to such Year in shares of Restricted Stock, Stock Units and/or LTIP Units, if applicable.  This election shall become effective only if the Committee, in authorizing the Cash Bonus, expressly recognizes such alternative payment opportunity in Restricted Stock, Stock Units and/or LTIP Units and grants the Restricted Stock, Stock Units and/or LTIP Units at that time.  The Committee will have the sole discretion to determine whether Restricted Stock, Stock Units and/or LTIP Units will be offered as alternative payments for the Cash Bonus.  A person who first becomes an Eligible Employee after the applicable deadline may, within 30 days of becoming and being designated as an Eligible Employee, make an irrevocable election to receive any Cash Bonuses granted for the applicable Year (or remaining portion thereof, as the case may be) in Restricted Stock, Stock Units and/or LTIP Units, if applicable.

4.2          ELECTION PROCEDURES

The elections shall be made in writing on forms provided by the Company and authorized by the Committee.  These forms shall be in substantially the form of the Election Agreement attached hereto as Exhibit A, as from time to time amended by the Committee.  Neither the distribution nor completion of election agreements shall convey any right to receive a bonus, in cash, Restricted Stock, Stock Units or LTIP Units.  Failure to timely elect Restricted Stock, Stock Units and/or LTIP Units, if applicable, however, will result in the payment in cash if any Cash Bonus is awarded.

4.3          TIME AND MANNER OF DISTRIBUTION

A Participant shall be entitled to have the restrictions removed from a number of shares of Restricted Stock or a number of LTIP Units, or to receive a number of shares of Common Stock equal to the number of Stock Units in his or her Stock Unit Account, in accordance with the vesting schedule set forth in the applicable Restricted Stock Award Agreement, LTIP Unit Award Agreement or Stock Unit Award Agreement.

4.4          NUMBER OF SHARES/STOCK UNITS/LTIP UNITS

The number of shares of Restricted Stock and/or the number of Stock Units and/or LTIP Units to be granted under this Program shall equal a multiple of the Conversion Amount divided by the Fair Market Value of a share of Common Stock (without regard to any restriction) on the applicable Bonus Payment Date.  The multiple shall not be changed as to any election after it is duly made under the terms of this Program without the consent of the Participant.

The multiple for bonuses shall be 1.5 until changed by the Committee.  For example, assume that prior to June 30, 2008, a Participant elects to receive 40% of any cash bonus in Restricted Stock, Stock Units or LTIP Units and, on March 6, 2009, the Company grants him a $40,000 cash bonus.  The market value of a share of Common Stock on the Bonus Payment Date is $30.  The Participant will receive $24,000 in cash and 800 shares of Restricted Stock, 800 Stock Units or 800 LTIP Units, as applicable.

4.5          NO FRACTIONAL SHARE INTERESTS

If an election would result in the issuance of a fractional share, the amount of Restricted Stock, Stock Units and/or LTIP Units granted shall be rounded down to the next whole share and the cash alternative amount in lieu of the fractional interest shall be paid in cash.

ARTICLE V
RESTRICTED STOCK AWARDS

The grant of Restricted Stock Awards, including, but not limited to, the terms of grant, conditions and restrictions, the consideration (other than services) to be paid, dividend rights, vesting terms, provisions for redelivery to the Company, and adjustments in case of changes in the Common Stock, shall be governed by the terms of the Plan, the Program and the Restricted Stock Award Agreement.  After an election is made, the form of the Restricted Stock Award Agreement (if applicable) may not be changed in any manner materially adverse to the Participant without his or her consent.  All Restricted Stock Awards are subject to express prior authorization by the Committee of the terms of the Restricted Stock Award and the specific number of shares of Restricted Stock thereunder.

ARTICLE VI
STOCK UNIT AWARDS

The grant of Stock Unit Awards, including, but not limited to, the terms of grant, conditions and restrictions, the consideration (other than services) to be paid, the form and content of Dividend Equivalent Rights, vesting terms, and adjustments in case of changes in the Common Stock, shall be governed by the terms of the Plan, the Program and the Stock Unit Award Agreement.  After an election is made, the form of the Stock Unit Award Agreement (if applicable) may not be changed in any manner materially adverse to the Participant without his or her consent.  All Stock Unit Awards are subject to express prior authorization by the Committee of the terms of the Stock Unit Award and the specific number of shares of Common Stock referenced in the Participant’s Stock Unit Account thereunder.

ARTICLE VII
LTIP UNIT AWARDS

The grant of LTIP Unit Awards, including, but not limited to, the terms of grant, conditions and restrictions, the consideration (other than services) to be paid, dividend rights, vesting terms, provisions for redelivery to the Company, and adjustments in case of changes in the Common Stock, shall be governed by the terms of the Plan, the Program and the LTIP Unit Award Agreement.  After an election is made, the form of the LTIP Unit Award Agreement (if applicable) may not be changed in any manner materially adverse to the Participant without his or her consent.  All LTIP Unit Awards are subject to express prior authorization by the Committee of the terms of the LTIP Unit Award and the specific number of LTIP Units, Common Units and shares of Common Stock thereunder.

ARTICLE VIII
ADMINISTRATION

8.1          RIGHTS AND DUTIES.

This Program shall be administered by and all Restricted Stock Awards, Stock Unit Awards and LTIP Unit Awards to Eligible Employees shall be authorized by the

Committee.  The Committee shall have all powers necessary to accomplish those purposes, including, but not by way of limitation, the following:

(a)           to determine the particular Eligible Employees who will receive Cash Bonuses, the extent to which and price at which a Cash Bonus may be settled in shares of Common Stock, Restricted Stock, Stock Units or LTIP Units, and the other specific terms and conditions of Restricted Stock, Stock Units and LTIP Units consistent with the express limits of this Program and the Plan;

(b)           to approve from time to time the election agreement and other forms of Restricted Stock Award Agreement, Stock Unit Award Agreement and LTIP Unit Award Agreement (which need not be identical either as to type of award or among Participants or from year to year); and

(c)           to resolve any questions concerning benefits payable to a Participant and make all other determinations and take such other action as contemplated by this Program or the Plan or as may be necessary or advisable for the administration or interpretation of this Program.

8.2          CLAIMS PROCEDURES.

To the extent the Committee permits deferral elections extending to the termination of employment or beyond, the following claims procedures shall apply:

(a)           The Committee shall notify Participants and, where appropriate, the Beneficiary(ies) of their right to claim benefits under these claims procedures, shall make forms available for filing of such claims, and shall provide the name of the person or persons with whom such claims should be filed.

(b)           The Committee shall act upon claims as required and communicate a decision to the claimant promptly and, in any event, not later than 90 days after the claim is received by the Committee, unless special circumstances require an extension of time for processing the claim.  If an extension is required, notice of the extension shall be furnished to the claimant prior to the end of the initial 90-day period, which notice shall indicate the reasons for the extension and the expected decision date.  The extension shall not exceed 90 days.  The claim may be deemed by the claimant to have been denied for purposes of further review described below in the event a decision is not furnished to the claimant within the period described in the preceding three sentences.  Every claim for benefits which is denied shall be denied by written notice setting forth in a manner calculated to be understood by the claimant (i) the specific reason or reasons for the denial, (ii) specific reference to any provisions of this Program on which denial is based, (iii) description of any additional material or information necessary for the claimant to perfect his claim with an explanation of why such material or information is necessary, and (iv) an explanation of the procedure for further review of the denial of the claim under this Program.

(c)           The claimant or his or her duly authorized representative shall have 60 days after receipt of denial of his or her claim to request a review of such denial, the right to review all pertinent documents and the right to submit issues and comments in writing.  Upon receipt of a request for a review of the denial of a benefit claim, the Committee shall undertake a full and fair review of the denial.

(d)           The Committee shall issue a decision not later than 60 days after receipt of a request for review from a claimant unless special circumstances, such as the need to hold a hearing, require a longer period of time, in which case a decision shall be rendered as soon as possible but not later than 120 days after receipt of the claimant’s request for review.  The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant with specific reference to any provisions of this Program on which the decision is based.

ARTICLE IX
MISCELLANEOUS

9.1          INCORPORATION BY REFERENCE

Except where in conflict with the express terms of this Program, the terms of the Plan govern the Program and are incorporated by reference, including, without limitation, the following:  the administrative powers and authority of the Committee and the effect of its decisions; the unfunded status of benefits; provisions for non-transferability of rights; rights (or absence of rights) of Eligible Employees, Participants and Beneficiaries; compliance with laws; tax withholding obligation of Participants; privileges of stock ownership; and governing law/construction/severability.

9.2          AMENDMENT, TERMINATION AND SUSPENSION

The Committee or the Board may, at any time, terminate or, from time to time, amend, modify or suspend this Program, in whole or in part.  No Restricted Stock, Stock Unit or LTIP Unit may be granted under this Program during any suspension of this Program or after termination of this Program.  Termination or amendment of this Program shall have no effect on any then outstanding Restricted Stock, Stock Unit or LTIP Unit Awards.

9.3          TERM OF THIS PROGRAM

The term of this Program is indefinite, subject to the term of the Plan and Section 9.2.  All authority of the Committee with respect to Restricted Stock, Stock Units and LTIP Units hereunder, including its authority to amend a Restricted Stock Award Agreement, Stock Unit Award Agreement or LTIP Unit Award Agreement, shall continue during any suspension of this Program or the Plan, in respect of outstanding Restricted Stock Awards, Stock Unit Awards and LTIP Unit Awards on any such amendment or termination date.

9.4          NON-EXCLUSIVITY OF PROGRAM

Nothing in this Program shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under the Plan or any other plan or authority.

9.5          CHANGE IN CONTROL EVENT

The consequences of a termination of service, whether before or after a Change in Control Event, in respect of any rights or benefits related to the Conversion Amount shall be governed solely by the terms of the Restricted Stock Award Agreement, Stock Unit Award Agreement or LTIP Unit Award Agreement.

Exhibit A

Election Form

THE MACERICH COMPANY
ELECTION AGREEMENT

AMENDED AND RESTATED CASH BONUS/RESTRICTED STOCK/STOCK UNIT
 AND LTIP UNIT AWARD PROGRAM UNDER THE MACERICH COMPANY
2003 EQUITY INCENTIVE PLAN

IF WITH RESPECT TO THE YEAR                 , THE COMPENSATION COMMITTEE GRANTS A CASH BONUS FOR SUCH YEAR TO ME UNDER THE PROGRAM AND IF THE COMPENSATION COMMITTEE ACCEPTS THIS ELECTION AND THEREBY EXPRESSLY AUTHORIZES ME TO RECEIVE ALL OR PART OF ANY SUCH CASH BONUS IN THE FORM OF A RESTRICTED STOCK [AND/OR STOCK UNIT AND/OR LTIP UNIT] AWARD (AN “AWARD”):

I IRREVOCABLY ELECT TO TAKE         % OF MY CASH BONUS IN THE FORM OF A RESTRICTED STOCK AWARD [STOCK UNIT AWARD/LTIP UNIT AWARD].  I UNDERSTAND THAT THE COMMITTEE HAS THE SOLE DISCRETION TO DETERMINE THE SPECIFIC FORM OF THE AWARD (SUBSTANTIALLY CONSISTENT WITH THE TERMS DESCRIBED).

I ALSO UNDERSTAND THAT:

•                  THE CONVERSION RATE, OR “MULTIPLE”, FOR PURPOSES OF OR IN RESPECT OF DETERMINING THE NUMBER OF SHARES UNDERLYING THE AWARD WILL BE 1.5.

•                  THE VESTING SCHEDULE FOR THE AWARD WILL BE NOT LESS THAN AT A RATE OF       % PER YEAR.

•                  THIS ELECTION IS IRREVOCABLE AND MUST BE FILED BY                                     ,            WITH:

RICHARD A. BAYER, CHIEF LEGAL OFFICER

401 WILSHIRE BOULEVARD, SUITE 700

SANTA MONICA, CALIFORNIA  90401

•                  IF THIS ELECTION IS NOT TIMELY FILED, I WILL NOT HAVE AN OPPORTUNITY TO PARTICIPATE IN THE PROGRAM FOR BONUSES GRANTED WITH RESPECT TO THE YEAR           .

•                  THIS ELECTION IS SUBJECT TO THE TERMS OF THE PROGRAM, THE 2003 EQUITY INCENTIVE PLAN (INCLUDING THE INDIVIDUAL SHARE AWARD LIMITS) AND THE AWARD AGREEMENT.

•                  THIS ELECTION DOES NOT CONSTITUTE A GUARANTEE THAT I WILL RECEIVE ANY BONUS FROM THE COMPANY.

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ACKNOWLEDGMENT AND AGREEMENT

I acknowledge and agree to the foregoing terms of this Election Agreement.

(Participant’s Signature)

(Print Name)	(Date)

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